Exhibit 10.9

FIRST AMENDMENT TO

SERVICES EXHIBIT TO OMNIBUS TRANSITION SERVICES AGREEMENT

THIS FIRST AMENDMENT TO SERVICES EXHIBIT TO OMNIBUS TRANSITION SERVICES AGREEMENT (this “Amendment”), dated as of the 10th day of October, 2012, is made by and between MARRIOTT INTERNATIONAL, INC., a Delaware corporation (“MII”), and MARRIOTT VACATIONS WORLDWIDE CORPORATION, a Delaware corporation (“MVWC”).

RECITALS

A. MII and MVWC are parties to that certain Omnibus Transition Services Agreement, effective as of November 21, 2011 (the “Agreement”), pursuant to which MII and its Affiliates agreed to provide certain services to MVWC on a temporary basis.

B. The services to be provided by MII to MVWC are described on exhibits (each a “Services Exhibit”) to the Agreement.

C. MII and MVWC desire to execute this Amendment to revise certain terms and conditions of the Services Exhibit related to Golf Services (the “Golf Services Exhibit”).

D. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the agreements, provisions and covenants herein contained, MII and MVWC hereby agree as follows:

1. The term of the Golf Services Exhibit is hereby extended until the end of MVWC’s 2017 fiscal year, subject to earlier termination as provided in the Agreement and the Golf Services Exhibit.

2. Section 4.a. of the Golf Services Exhibit is hereby amended by adding the following as the second sentence thereto:

“Beginning with MVWC’s 2013 fiscal year, and for each fiscal year thereafter during the term of the Golf Services Exhibit, the annual Golf Services Fee payable by MVWC to MII shall be equal to the Golf Services Fee payable for the immediately prior fiscal year, plus that amount times the lesser of: (i) the annual percentage change in the GDP Deflator (as defined below) or (ii) three percent (3.0%). For purposes of this Amendment, the term “GDP Deflator” means the “Gross Domestic Product Implicit Price Deflator” issued from time to time by the United States Bureau of Economic Analysis of the Department of Commerce.”

3. The parties each represent that they have obtained all corporate authorizations, consents and approvals necessary to enter into this Amendment and to perform their respective obligations under the Agreement, as amended.

4. Except as modified by this Amendment, all other terms and conditions of the Agreement (including but not limited to the Services Exhibits), as amended, modified, restated or supplemented shall remain in full force and effect.

5. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were on the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

MARRIOTT INTERNATIONAL, INC.

By:	/s/ James P. Connelly
Name:	James P. Connelly
Title:	Vice President and Chief Financial Officer, The Americas

MARRIOTT VACATIONS WORLDWIDE CORPORATION

By:	/s/ Ralph Lee Cunningham
Name:	Ralph Lee Cunningham
Title:	Executive Vice President

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